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                                                                    Exhibit 8.3

                     Jenkens & Gilchrist Parker Chapin LLP

                             The Chrysler Building            Austin, Texas
                             405 Lexington Avenue            (512) 499-3800

                           New York, New York 10174

                                                            Chicago, Illinois
                                                             (312) 425-3900

                                (212) 704-6000
                           Facsimile (212) 704-6288           Dallas, Texas
                                                             (214) 855-4500

                                www.jenkens.com              Houston, Texas
                                                             (713) 951-3300

                                                              Los Angeles,
                                                              California
                                                             (310) 820-8800

                                                           San Antonio, Texas
                                                             (210) 246-5000

                                                            Washington, D.C.
                                                             (202) 326-1500

                               December 21, 2001

SoftQuad Software, Ltd.
161 Eglinton Avenue East
Suite 400
Toronto, Ontario M4P1J5
Canada

     Re: Registration Statement (No. 333-69868) on Form S-4

Ladies and Gentlemen:

   We have acted as United States counsel for SoftQuad Software, Ltd. ("SoftQuad") in connection with the proposed merger of Calgary II Acquisition Corp., a Delaware Corporation ("Merger Sub") and wholly owned subsidiary of Corel Corporation, a corporation continued under the laws of Canada (the "Company"), with SoftQuad pursuant to that certain Merger Agreement dated as of August 7, 2001 (the "Merger Agreement"), by and among the Company, Merger Sub and SoftQuad, and the subsequent liquidation of Merger Sub into the Company (collectively the "Merger") and as described in the Joint Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") included in the registration statement of the Company on Form S-4 (File No. 333-69868), filed with the Securities and Exchange Commission, including the first and second amendments thereto (the "Registration Statement"). Any capitalized term not defined herein shall have the definition given such term in the Registration Statement.

   In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural person, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and SoftQuad.

   Subject to the assumptions, qualifications and limitations herein and in the final Proxy Statement/Prospectus under the heading "The Merger Agreement-- Material United States Federal Income Tax
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Consequences," the discussion in the final Proxy Statement/Prospectus with respect to United States taxation under the reading "The Merger Agreement-- Material United States Federal Income Tax Consequences," to the extent it states matters of law or legal conclusions, represents our opinion with respect to the material United States federal income tax consequences of the Merger for SoftQuad shareholders and holders of SoftQuad options who are United States persons who receive in the Merger shares of the Company's common stock in exchange for such holder's shares of SoftQuad stock. No opinion is expressed as to any matter not discussed herein.

   This opinion is based upon existing provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, and interpretations thereof by the Internal Revenue Service (the "IRS") and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change. No ruling has been or will be sought from the IRS as to the federal income tax consequences of any aspect of the Merger. The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or court of competent jurisdiction will not disagree with such opinion. Further, no assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur or become effective.

   This opinion is furnished to you solely for use in connection with the Proxy Statement/Prospectus and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm in the Registration Statement under the caption "The Merger Agreement--Material United States Federal Income Tax Consequences" and under the caption "Legal Matters". In giving this consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Jenkins & Gilchrist Parker
                                           Chapin LLP

                                          Jenkins & Gilchrist Parker Chapin
                                           LLP

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